EXHIBIT 23.1


[DALE MATHESON CARR-HILTON LABONTE LLP LETTERHEAD APPEARS HERE]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form SB-2 (as amended) of our report dated October 31, 2006 relating to the financial statements of Photomatica, Inc. appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

                                                      "DMCL"
                                           DALE MATHESON CARR-HILTON LABONTE LLP
                                                           Chartered Accountants
Vancouver, Canada
January 24, 2007




























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